Exhibit 23.1

CONSENT OF INDEPENDENT

REGISTERED

PUBLIC

ACCOUNTING

FIRM

We consent to the incorporation by

reference in the

following Registration Statements:

●

ConocoPhillips       Form   S - 3     File   No.   333 - 240978

●

ConocoPhillips     Form   S - 4     File   No.   333 - 130967

●

ConocoPhillips     Form   S - 4     File   No.   333 - 250183

●

ConocoPhillips     Form   S - 8     File   No.   333 - 130967

●

ConocoPhillips       Form   S - 8     File   No.   333 - 98681

●

ConocoPhillips       Form   S - 8     File   No.   333 - 116216

●

ConocoPhillips       Form   S - 8     File   No.   333 - 133101

●

ConocoPhillips       Form   S - 8     File   No.   333 - 159318

●

ConocoPhillips       Form   S - 8     File   No.   333 - 171047

●

ConocoPhillips       Form   S - 8     File   No.   333 - 174479

●

ConocoPhillips     Form   S - 8     File   No.   333 - 196349

●

ConocoPhillips       Form   S - 8     File   No.   333 - 250183

of our reports dated

February 16, 2021, with respect

to the consolidated

financial statements

of
ConocoPhillips, and the

effectiveness of

internal control over financial reporting

of ConocoPhillips,
included in this

Annual Report (Form 10-K) of ConocoPhillips

for the year ended

December 31, 2020.

/s/ Ernst & Young LLP

Houston, Texas
February 16, 2021